UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): March 8, 2022

New Century Resources Corporation

(Exact name of registrant as specified in its charter)

Nevada (NV)	000-29243	98-0361773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Colambda Technologies, Inc. 1870 West Prince Road #41 Tucson, Arizona 85705 (Address of principal executive offices)

Telephone: (281) 928 4425

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

New Century Resources Corp.

10 Dionysiou Solomou Street

Leona Building, Suite 501

2406 Engomi, Nicosia Cyprus 25631

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 19, 2021, New Century Resources Corporation entered into an agreement (the “Merger Agreement”) whereby Emissions Zero Module, Inc., a Wyoming company (“Emissions Zero”), would be merged (the “Merger”) into New Century Resources Corporation.  Pursuant to the Merger Agreement, among other things, the parties agreed that:

(i)New Century Resources Corporation would change its name to Colambda Technologies, Inc. (the “Name Change”);

(ii)New Century Resources Corporation will exchange 110,695,500 newly issued shares of its common stock, $.001 par value, for all of the issued and outstanding common shares of Emissions Zero,

(iii)there would be a change of the trading symbol to a trading symbol (“Symbol Change”) resembling the name of the Company following the Name Change, and

(iv)Kim Mitchell, David Riggs, Kent Hush, Sumit Isaranggul Na Ayudhya and Russell E Klawunn (the “Director Nominees”) would be appointed to the Board of Directors to replace the pre merger directors and officers.

The certificate of mergers have been filed and accepted in the States of Wyoming and Nevada.

Completion of the Merger was contingent upon obtaining approval from FINRA/OTC which to date has not been obtained.  Therefore, the Merger has not yet been fully consummated.  The parties have filed this Form 8-K to provide an update to investors and to report an amendment to the Merger Agreement as described in Item 1.01 below.

Item 1.01 Entry into a Material Definitive Agreement.

 New Century Resources Corporation (which has changed its name to Colambda Technologies, Inc.) has entered into an Amendment No. 1, dated as of March 8, 2022, to the Merger Agreement dated as of November 9, 2021, with Emissions Zero Module, Inc, a Wyoming corporation.  The Merger Agreement requires the parties to submit the Merger to the Financial Industry Regulatory Authority (“FINRA”).  Further, the parties had contemplated receiving approval from FINRA prior to February 28, 2021, and provided for a termination of the Merger Agreement if such approval had not been obtained by such date.

That parties have agreed in Amendment No.1 to the Merger Agreement to extend the date of obtaining approval of FINRA to May 6, 2022, and assuming such approval, allow for closing to be held at any time up to May 13, 2022.  There is no assurance that the Merger will be consummated, and the FINRA approval condition precedent to the consummation of the Merger has not yet been completed and may not be obtained.

ITEM 9.01  EXHIBITS.

Exhibit No.	Description
10.1

Amendment No. 1 to Agreement and Plan of Merger and Reorganization made as of March 8, 2022 by and among New Century Resources Corporation, a Nevada corporation and Emissions Zero Module, Inc, a Wyoming corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLAMBDA TECHNOLOGIES, INC.
Formerly, New Century Resources Corporation)

/s/ George Christodoulou
George Christodoulou
President and Chief Executive Officer